Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Summary Historical and Unaudited Pro Forma Consolidated Financial Data,” “Selected Financial Data,” and “Experts” and to the use of our reports dated February 17, 2006 in the Registration Statement (Form S-4) and related Prospectus of Williams Scotsman International, Inc. and Williams Scotsman, Inc. for the Exchange Offer for $100,325,000 of 8.5% Senior Notes due 2015.

                                          /s/ Ernst & Young LLP

Baltimore, Maryland

June 13, 2006